Exhibit 99.1

KludeIn I Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing March 1, 2021

NEW YORK, NY, February 26, 2021 (GLOBE NEWSWIRE) – KludeIn I Acquisition Corp. (NASDAQ: INKAU) (the “Company”) announced that, commencing March 1, 2021, holders of the units sold in the Company’s initial public offering may elect to separately trade shares of the Company’s Class A common stock (“Class A Common Stock”) and warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Class A common stock and warrants that are separated will trade on the NASDAQ Capital Market under the symbols “INKA” and “INKAW,” respectively. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “INKAU.”

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 6, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from BTIG, LLC, 65 East 55th Street, New York, NY 10022, or by e-mail at equitycapitalmarkets@btig.com.

About KludeIn I Acquisition Corp.

KludeIn I Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on high-quality software or technology-enabled growth businesses serving consumers or enterprises.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

 KludeIn I Acquisition Corp.
1096 Keeler Avenue,

Berkeley, CA 94708

pr@kludein.com